UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                                   ----------

                                  FORM 8-K/A
                                Amendment No. 1

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 1996

                           AFGL INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                       Commission File Number:  0-23170

                NEVADA                                      75-2134871
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

           850 Third Avenue
          New York, New York                                   10022
(Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code:     (212) 508-3560


                                NOT APPLICABLE
(Former name,former address and former fiscal year,if changed since last report)

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


      This is the first amendment designated as "Form 8-K/A" ("Amendment No. 1"), to the report on Form 8-K of AFGL International, Inc. ("Company"), dated May 31, 1996, and originally filed with the Securities and Exchange Commission on or about June 14, 1996. This Amendment contains the financial statements and information required by Item 7 of Form 8-K, which were not available at the time of the original filing.

(a)   Financial Statements

      Attached are the combined financial statements of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. and the combined financial statements of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc., as of and for the periods listed in the accompanying index.

(b)   Pro Forma Financial Information

      Attached  are  the  unaudited  pro  forma  condensed   combined  financial
statements of the Company, which give effect to the acquisition as of and for the periods listed in the accompanying index.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AFGL INTERNATIONAL, INC.



DATED: ----------------- , 1996       By
                                          Barry S.  Roseman,  Chief  Operating
Officer

INDEX TO FINANCIAL STATEMENTS
- -----------------------------



  Combined Financial Statements of Irene Cohen Temps, Inc. and
  Certified Technical Staffing, Inc.:
   Report of Independent Auditors.............................  F-1
   Combined Balance Sheets as of December 31, 1994 and 1995 and
   March 31, 1996 [Unaudited].................................  F-2
   Combined Statements of Income and Retained Earnings for the years ended December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-3
   Combined Statements of Cash Flows for the years ended
   December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-4
   Notes to Combined Financial Statements.....................  F-5  - F-10

  Combined Financial Statements of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc.:
   Report of Independent Auditors.............................  F-11
   Combined Balance Sheets as of December 31, 1994 and 1995 and
   March 31, 1996 [Unaudited].................................  F-12
   Combined Statements of Operations and Accumulated Deficit for the years ended December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-13
   Combined Statements of Cash Flows for the years ended
   December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-14
   Notes to Combined Financial Statements.....................  F-15 - F-19

  AFGL International, Inc. Pro Forma Condensed Combined Financial Statements [Unaudited]:

   Basis of Presentation......................................  P-1
   Pro Forma Condensed Combined Balance Sheet as of March 31, 1996
     [Unaudited]..............................................  P-2  - P-3
   Pro Forma Condensed Combined Statement of Operation for the three months ended March 31, 1996 [Unaudited]..................  P-4
   Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 [Unaudited]......................  P-5
   Notes to Pro Forma Condensed Combined Financial Statements
     [Unaudited]..............................................  P-6

                    .   .   .   .   .   .   .   .   .   .   .

                           Report of Independent Auditors

The Shareholders of
  Irene Cohen Temps, Inc. and
  Certified Technical Staffing, Inc.

We have audited the accompanying combined balance sheets of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. (collectively, the "Company") as of December 31, 1995 and 1994 and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                              ERNST & YOUNG LLP
May 31, 1996
                                          ......

                           Irene Cohen Temps, Inc.
                                     and
                     Certified Technical Staffing, Inc.

                           Combined Balance Sheets

                                                 December 31        March 31
                                               1994       1995        1996
                                            ----------------------------------
                                                                   (Unaudited)
Assets
Current assets:
  Cash                                        $ 39,656    $1,903,073  $47,379
  Accounts receivable, net of allowance of
   $50,300                                   4,066,493  2,731,911   4,103,398
   in 1994 and $55,000 in 1995 and 1996
  Prepaid expenses and other current assets     53,867     49,918     156,808
  Due from affiliates                              997    403,323     567,764
                                            ----------------------------------
Total current assets                         4,161,013  5,088,225   4,875,349
                                            ----------------------------------

Property and equipment--net                    180,506    199,249     192,874

Intangible assets, net of accumulated
  amortization                                 185,367    169,262   1,676,861
  of $19,686 in 1994, $35,791 in 1995 and
  $63,192 in 1996
Organization costs, net of accumulated
  amortization of $16,190 in 1994, $24,085      23,284     15,389      13,415
  in 1995 and $26,059 in 1996
Other assets                                         -    100,000           -
                                            ==================================
Total assets                                $4,550,170  $5,572,125 $6,758,499
                                            ==================================

Liabilities and shareholders' equity Current liabilities:
  Accounts payable and accrued expenses     $550,213    $891,023   $1,070,253
  Notes payable, shareholders              1,858,200    1,900,000   1,400,000
  Current portion of note payable--Bank         50,000     50,000      50,000
  Current portion of note payable--Viva
   Temporary                                         -          -     630,000
   Services, Inc.
  Deferred income taxes                         99,300    192,300     213,193
                                            ----------------------------------
Total current liabilities                    2,557,713  3,033,323   3,363,446

Note payable--Bank                              75,000     25,000      12,500
Note payable--Viva Temporary Services, Inc.          -          -     518,219

Commitments

Shareholders' equity:
  Common stock                                  12,000     11,900      11,900
  Paid in capital                              441,389    441,389     441,389
  Stock subscription receivable                 (1,000)         -           -
  Retained earnings                          1,465,068  2,060,513   2,411,045

                                            ----------------------------------
Total shareholders' equity                   1,917,457  2,513,802   2,864,334
                                            ==================================
Total liabilities and shareholders' equity $4,550,170  $5,572,125  $6,758,499
                                            ==================================

See accompanying notes.

                           Irene Cohen Temps, Inc.
                                     and
                     Certified Technical Staffing, Inc.

             Combined Statements of Income and Retained Earnings

                                                        Three months ended
                            Year ended December 31           March 31
                               1994         1995        1995         1996
                           ---------------------------------------------------
                                                           (Unaudited)

Revenue from human
  resource management        $17,648,459  $19,658,428  $4,406,386  $8,633,480

Cost of temporary             13,570,347   14,848,537   3,383,463   6,930,624
  personnel
Selling, general and
  administrative expenses      3,425,855    4,005,966     891,613   1,261,398
Interest                          58,510       98,041      24,982      64,089
                           ---------------------------------------------------
                              17,054,712   18,952,544   4,300,058   8,256,111
                           ---------------------------------------------------
Income before provision
  for                            593,747      705,884     106,328     377,369
  income taxes

Provision for income
  taxes:
  Current                          1,163       17,439       1,806       5,944
  Deferred                        99,300       93,000      17,361      20,893
                           ---------------------------------------------------
                                 100,463      110,439      19,167      26,837
                           ---------------------------------------------------
Net income                       493,284      595,445      87,161     350,532

Retained earnings,
  beginning of period            971,784    1,465,068   1,465,068   2,060,513
                            -------------------------------------------------

Retained earnings,
  end of period              $1,465,068   $2,060,513   $1,552,229  $2,411,045
                           ===================================================



See accompanying notes.

                           Irene Cohen Temps, Inc.
                                     and
                     Certified Technical Staffing, Inc.

                      Combined Statements of Cash Flows

                                                            Three months ended
                                   Year ended December 31        March 31
                                      1994       1995        1995       1996
                                 ----------------------------------------------
                                                               (Unaudited)
Cash flows from operating
  activities
Net income                           $493,284   $595,445    $ 87,161   $350,532
Adjustments to reconcile net
  income to net cash provided by
  (used in) operations:
   Depreciation and amortization       68,060    85,494       17,271     45,410
   Deferred income taxes               99,300    93,000       17,361     20,893
   Provision for doubtful accounts        300     4,700            -          -
   Changes in assets and
     liabilities, net of
     acquisition in 1996:
      Accounts receivable          (2,079,905)1,329,882    1,646,698   (624,197)
      Due from affiliates                   -  (402,326)    (105,342)  (164,441)
      Prepaid expenses and other      (33,112)    3,949      (13,567)  (106,890)
        current assets
      Accounts payable and            345,498   340,810     (127,195)   179,230
        accrued expenses
                                  ----------------------------------------------
Net cash provided by (used in)     (1,106,575)2,050,954    1,522,387   (299,463)
  operating activities
                                  ----------------------------------------------

Cash flows used by investing
  activities
Purchase of property and equipment    (98,622)  (80,237)      (3,183)    (9,660)
Acquisition                                 -  (100,000)           -   (867,000)
                                  ----------------------------------------------
Net cash (used in) investing          (98,622) (180,237)      (3,183)  (876,660)
  activities
                                  ----------------------------------------------

Cash flows from financing
  activities
Bank overdraft                              -         -      103,640          -
Notes payable to shareholders, net  1,282,861    41,800   (1,650,000)  (500,000)
Proceeds from notes payable--bank     150,000         -            -          -
Repayments of notes payable--bank    (825,000)  (50,000)     (12,500)   (12,500)
Repayment of note payable--Viva             -         -            -   (167,071)
Stock subscriptions                         -       900            -          -
                                  ----------------------------------------------
Net cash (used in) provided by
  financing activities                607,861    (7,300)  (1,558,860)  (679,571)
                                  ----------------------------------------------
Net increase (decrease) in cash      (597,336)1,863,417      (39,656)(1,855,694)
Cash, beginning of period             636,992    39,656       39,656  1,903,073
                                  ----------------------------------------------
Cash, end of period                   $ 39,656   $1,903,073  $      -   $ 47,379
                                  ==============================================

Supplemental disclosure of cash
  flow information
Cash paid during the year for:
  Interest                           $ 82,331   $47,698     $ 24,982   $ 64,089
  Income taxes                       $      -   $14,728     $      -   $      -

See accompanying notes.

                           Irene Cohen Temps, Inc.
                                     and
                     Certified Technical Staffing, inc.

                   Notes to Combined Financial Statements

             (Unaudited with respect to March 31, 1996 and 1995)



1. Organization and Summary of Significant Accounting Policies

Basis of Presentation and Description of Business

The accompanying combined financial statements include the accounts of Irene Cohen Temps, Inc. ("ICT") and Certified Technical Staffing, Inc. ("CTS") (collectively, the "Company"). ICT and CTS are both under common control.

The Company is engaged in the placement of temporary personnel and related services throughout the greater New York metropolitan area.

The interim financial statements at March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the entire year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Combination

All significant intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

================================================================================

================================================================================



                             Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

1. Organization and Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation on computer equipment is computed on the straight-line basis over the useful life of the computer equipment (5 years). Leasehold improvements are amortized on a straight-line basis over five years.

Intangible Assets

ICT acquired the businesses of two temporary agencies in 1993. Intangible assets, consisting of customer lists and cost in excess of net assets acquired related to these acquisitions are amortized on a straight-line basis over a period of fifteen years.

Organization Costs

Organization costs are amortized on a straight-line basis over five years.

2. Property and Equipment

Property and equipment consist of the following:
                                               December 31        March 31
                                             1994        1995       1996
                                          ----------------------------------
                                                                 (Unaudited)

  Computer equipment                        $226,091    $306,328   $315,988
  Leasehold improvements                      10,016      10,016     10,016
                                          ----------------------------------
                                             236,107     316,344    326,004
  Less   accumulated   depreciation and       55,601     117,095    133,130
  amortization
                                          ==================================
  Property and equipment--net               $180,506    $199,249   $192,874
                                          ==================================

                             Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

3. Common Stock
                                              December 31       March 31
                                            1994       1995       1996
                                          ---------------------------------
                                                               (Unaudited)
  ICT
  Common stock, no par value,
    authorized--20,000 shares, issued and     $11,000   $11,000    $11,000
    outstanding--10,000 shares

  CTS
  Common stock, no par value,
    authorized--200 shares, issued and          1,000       900        900
    outstanding--100 shares
                                          =================================
                                            $12,000     $11,900    $11,900
                                          =================================

100 shares of common stock of CTS, originally subscribed for in 1994, were not issued and were cancelled in 1995.

4. Note Payable--Bank

In June 1994, ICT borrowed $150,000 from a bank to purchase computer equipment. The loan is payable over thirty-six months, in equal monthly principal payments of approximately $4,200, plus interest at 2% over the bank's reference lending rate (10.5% at December 31, 1995 and 1994).

5. Loans Payable--Shareholders

The Company's shareholders have a line of credit with a bank. Borrowing under the line of credit can only be utilized for the purpose of lending to their affiliates.

Borrowings under the line of credit are secured by a first priority lien on any and all payments which become due or owing to any of the shareholders. The individual shareholders' obligations under this line of credit are guaranteed by the Company. The Company's guarantee is secured by a first priority security interest in all personal property and fixtures of the Company and Corporate Staffing Alternatives, Inc. ("CSA").

                             Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

6. Income Taxes

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

ICT and CTS file separate income tax returns, are cash basis tax payers and have elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code for Federal and New York State income tax purposes. Accordingly, ICT and CTS are not subject to federal income taxes because the stockholders include the income from the Company in their own personal income tax returns. For New York State purposes, S Corporations are subject to a minimum income tax. The Company is subject to New York City income taxes. The provision for income taxes includes New York City income tax, at approximately 9% and the New York State minimum income tax.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the cash basis used for income tax purposes.

7. Consulting and Employment Agreements

The Company entered into consulting agreements with the owners of the two temporary agencies acquired in 1993. The Company pays commissions to these former owners in the amount of 25% of gross margin, as defined, generated from the clients of those agencies (approximately $239,000 and $226,000 for the years ended December 31, 1994 and 1995, respectively, and $48,000 and $61,000 for the three months ended March 31, 1995 and 1996, respectively). These consulting agreements expire in September 1996.

8. Related Party Transactions

A principal stockholder of the Company is also a principal stockholder of CSA and Irene Cohen Personnel, Inc. ("ICP"). Due from affiliates represent amounts due from CSA and ICP, are interest-free and have no fixed repayment terms.

                             Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

8. Related Party Transactions (continued)

In addition, the Company rents office space, on a month-to-month basis, from ICP at $10,000 per month ($12,000 from January 1, 1996). Total rent expense, which includes rent paid for additional office space rented from an unrelated third party, amounted to $132,000 and $132,600, respectively, for the years ended
December 31, 1994 and 1995 (approximately $31,000 and $37,000 for the three months ended March 31, 1995 and 1996, respectively).

Included in cost of temporary personnel for the years ended December 31, 1994 and 1995 are $2,098,985 and $2,572,172 of fees, invoiced by an affiliate at its cost, to the Company ($639,879 and $918,351 for the three months ended March 31, 1995 and 1996, respectively). In addition, revenues for the years ended December 31, 1994 and 1995 include $4,691 and $20,559, respectively, invoiced to affiliates at the Company's cost ($1,622 and $14,039 for the three months ended March 31, 1995 and 1996).

9. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains its cash balances in two financial institutions in the New York City metropolitan area.

Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large customer base. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company periodically reviews the status of its accounts receivable and, accordingly, establishes reserves for uncollectible accounts.

10. Purchase of Viva Temporary Services, Inc.

On January 2, 1996, CTS acquired substantially all of the assets of Viva Temporary Services, Inc. (Viva) and four of its affiliates. Other assets at December 31, 1995 consists of a deposit of $100,000 paid on December 29, 1995 for this acquisition. The Company paid additional cash of $867,000 and issued a two year promissory note in the amount of $1,450,000 ("Note Payable--Viva") for the remainder of the purchase price. The purchase price and Note Payable--Viva were subsequently reduced by approximately $135,000 because certain accounts receivable were not collected within the period specified in the agreement. The note bears interest at the prime rate and was payable in twenty-four equal monthly installments of approximately $60,000 including interest. The aggregate purchase price of $2,282,000, after adjustment, exceeded the assets acquired by approximately $1.5 million which was recorded as an intangible asset and is being amortized on a straight-line basis over twenty years.

                             Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

11. Subsequent Event

Effective May 31, 1996, all of the capital stock of ICT and CTS and their affiliate CSA were sold to AFGL International, Inc. for approximately $9,362,000 subject to adjustment. Upon the closing of this transaction, approximately $789,000 of the Note Payable--Viva was repaid.

                         Report of Independent Auditors

Shareholders
Irene Cohen Personnel, Inc. and
  Corporate Staffing Alternatives, Inc.

We have audited the accompanying combined balance sheets of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc. (collectively the "Company") as of December 31, 1995 and 1994, and the related combined statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc. at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                              ERNST & YOUNG LLP
June 3, 1996

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                             Combined Balance Sheets

                                             December 31         March 31
                                          1994         1995        1996
                                      --------------------------------------
                                                                (Unaudited)
Assets
Current assets:
  Cash                                  $ 155,031    $       -    $ 337,244
  Accounts receivable, net of
   allowance for doubtful accounts
   of $47,000 in 1994, 1995 and 1996      356,220    1,234,962    1,409,808
  Prepaid expenses and other current        8,110       16,383       17,278
   assets
  Due from affiliates, net                 34,042            -        1,146
                                      --------------------------------------
Total current assets                      553,403    1,251,345    1,765,476

Property and equipment--net                 3,677        5,582        4,958
Other assets                               10,126            -            -
                                      --------------------------------------
                                        $ 567,206    $1,256,927   $1,770,434
                                      ======================================

Liabilities and shareholders'deficiency
Current liabilities:
  Bank overdraft                        $       -    $  23,387    $       -
  Notes payable--bank                      200,000            -            -
  Notes payable--affiliate                      -      400,000      550,000
  Accounts payable and accrued            226,337      439,289      654,973
   expenses
  Customer deposits payable               152,592      249,385      246,731
  Due to affiliates, net                        -       27,312            -
  Accrued rent payable                    600,453            -            -
                                      --------------------------------------
                                      --------------------------------------
Total current liabilities               1,179,382    1,139,373    1,451,704

Notes payable--shareholders               125,000      300,000      350,000

Commitments

Shareholders' deficiency:
  Common stock                                300          300          300
  Paid-in capital                           4,800        4,800        4,800
  Accumulated deficit                    (742,276)    (187,546)     (36,370)
                                      --------------------------------------
                                      --------------------------------------
Total shareholders' deficiency           (737,176)    (182,446)     (31,270)
                                      --------------------------------------
                                      ======================================
Total liabilities and shareholders'     $ 567,206    $1,256,927   $1,770,434
  deficiency
                                      ======================================


See accompanying notes.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                        Combined Statements of Operations
                             and Accumulated Deficit


                                                          Three months ended
                                Year ended December 31         March 31
                                  1994         1995        1995        1996
                               -------------------------------------------------
                                                              (Unaudited)
Revenue from human resource
  management                   $ 6,791,641 $13,463,185 $ 2,641,699  $ 6,313,344

Cost of personnel                6,006,940  12,550,585   2,425,278    5,950,503
Selling, general and               993,077     767,650     194,643      210,825
  administrative
Interest expense                    10,068       3,581       3,560           30
Gain on lease termination                -    (600,453)          -            -
                               -------------------------------------------------
                                 7,010,085  12,721,363   2,623,481    6,161,358
                               -------------------------------------------------
Income (loss) before
  provision for income taxes      (218,444)    741,822      18,218      151,986
                                                                 -
Provision for income taxes           7,619       7,092         625          810
                               -------------------------------------------------
                               -------------------------------------------------
Net income (loss)                 (226,063)    734,730      17,593      151,176

Accumulated deficit,
  beginning of year               (473,313)   (742,276)   (742,276)    (187,546)
Distributions to shareholders      (42,900)   (180,000)          -            -

                               ================================================
Accumulated deficit, end of      $(742,276) $ (187,546)   (724,683)  $ (36,370)
  year
                               =================================================



See accompanying notes.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                        Combined Statements of Cash Flows


                                                            Three months ended
                                       Year ended December       March 31
                                               31
                                         1994       1995      1995      1996
                                      ------------------------------------------
                                                                (Unaudited)
Cash flows from operating activities
Net income (loss)                      $(226,063)  $734,730 $ 17,593   $151,176

Adjustments  to  reconcile  net income
(loss) to net cash (used in) provided by
  operating activities:
   Depreciation and amortization         14,238      2,197       667        624
   Bad debt expense                      27,000          -         -          -
   Gain on lease termination                  -   (600,453)        -          -
   Changes in assets and liabilities:
     Accounts receivable                (87,980)  (878,742) (636,046)  (174,846)
     Prepaid expenses and other           4,416     (8,273)  (22,547)      (895)
      current assets
     Due to/from affiliate               (6,620)    61,354    49,409    (28,458)
     Other assets                             -     10,126    10,126          -
     Accounts payable and accrued        68,317    212,952   134,008    215,684
      expenses
     Customer deposits payable          120,727     96,793   209,403     (2,654)
     Accrued rent payable               258,748          -         -          -
                                      ------------------------------------------
Net cash (used in) provided by          172,783   (369,316) (237,387)   160,631
  operating activities
                                      ------------------------------------------
                                      ------------------------------------------

Cash flows from investing activities
Purchase of property and equipment            -     (4,102)        -          -
Distribution to shareholders            (42,900)  (180,000)        -          -
                                      ------------------------------------------
                                      ------------------------------------------
Net cash used in investing activities   (42,900)  (184,102)        -          -
                                      ------------------------------------------
                                      ------------------------------------------

Cash flows from financing activities
Bank overdraft                          (14,881)    23,387     7,356    (23,387)
Repayment of notes payable--bank        (13,500)  (200,000) (100,000)         -
Repayment of note                       (25,000)         -         -          -
  payable--shareholders
Proceeds from note                            -    175,000   175,000     50,000
  payable--shareholders
Proceeds from note payable to                 -    400,000         -    150,000
  affiliate
                                      ------------------------------------------
                                      ------------------------------------------
Net cash provided by (used in)          (53,381)   398,387    82,356    176,613
  financing activities
                                      ------------------------------------------
                                      ------------------------------------------

Net (decrease) increase in cash          76,502   (155,031) (155,031)   337,244
Cash at beginning of period              78,529    155,031   155,031          -
                                      ------------------------------------------
                                      ==========================================
Cash at end of period                    $155,031   $    -   $    -    $337,244

                                      ==========================================
                                      ==========================================

Supplemental disclosure of cash flow
  information
Cash paid during the year for:
  Income taxes                           $4,729     $7,308   $  -       $     -

  Interest                              $10,068     $3,581   $ 3,560    $    30

See accompanying notes.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)



1. Summary of Significant Accounting Policies

Basis of Presentation and Description of Business

The accompanying combined financial statements include the accounts of Irene Cohen Personnel, Inc. ("ICP") and Corporate Staffing Alternatives, Inc. ("CSA") (collectively the "Company"). ICP and CSA are both under common control.

The Company is engaged in the placement of temporary and long-term contingency personnel to businesses principally in the New York metropolitan area.

The interim financial statements at March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates.

Principles of Combination

All significant intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


================================================================================
1. Summary of Significant Accounting Policies (continued)
================================================================================

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line basis over the useful life of five years for furniture and fixtures and computer equipment. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining life of the lease.

2. Property and Equipment

Property and equipment consist of the following:
                                               December 31       March 31
                                              1994      1995       1996
                                           ---------------------------------

                                                                (Unaudited)

    Computer equipment                       $56,241    $56,241   $ 56,241
    Furniture and fixtures                         -      4,102      4,102
    Leasehold improvements                   301,112    301,112    301,112
                                           ---------------------------------
                                           ---------------------------------
                                             357,353    361,455    361,455
    Less accumulated depreciation and        353,676    355,873    356,497
    amortization
                                           ---------------------------------
                                           =================================
    Property and equipment--net              $ 3,677    $ 5,582   $  4,958
                                           =================================

3. Common Stock
                                               December 31       March 31
                                              1994      1995       1996
                                           ---------------------------------
   ICP                                                          (Unaudited)
   Common stock, $.10 par value,
     authorized--20,000 shares, issued and
     outstanding--2,000 shares                  $200       $200      $200

   CSA
   Common stock, no par value,
     authorized--200 shares, issued and          100        100       100
     outstanding--100 shares
                                           =================================
                                                $300       $300      $300
                                           =================================

                        Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

4. Notes Payable--Bank

The notes were payable on demand, with interest at prime plus 1% per year and were guaranteed by the Company's shareholders. The loan was repaid during 1995.

The Company's shareholders have a line of credit with a bank. Borrowing under the line of credit can only be utilized for the purpose of lending to their affiliates.

Borrowings under the line of credit are secured by a first priority lien on any and all payments which become due or owing to any of the shareholders. The individual shareholders' obligations under this line of credit are guaranteed by the Company. The Company's guarantee is secured by a first priority security interest in all personal property and fixtures of CSA and two affiliated companies, Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc.

5. Notes Payable--Shareholders

Notes payable--shareholders are noninterest bearing and are due in January 1997.

6. Income Taxes

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

ICP and CSA file separate income tax returns, are cash basis tax payers and have elected to be treated as S Corporations under Subchapter S of the Internal Revenue Code for Federal and New York State income tax purposes. Accordingly, ICP and CSA are not subject to federal income taxes because the stockholders include the Company's income in their own personal income tax returns. For New York State purposes, S Corporations were subject to a minimum income tax. The Company is subject to New York City income taxes. The provision for income taxes includes New York City income tax and New York State minimum income tax.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


7. Related Party Transactions

ICP incurs advertising and other expenses which are paid on its behalf by affiliates that are controlled by a shareholder of the Company. These amounts are included in due to affiliates, are payable on demand and are noninterest bearing.

In addition, the Company is obligated under various lease agreements for office space (see Note 8). The expense incurred under these leases is allocated among the Company and its affiliates, at $10,000 per month, which is the affiliate's share of the rent ($12,000 from January 1, 1996).

ICP has a noninterest bearing note payable on demand to an affiliate totaling $400,000 at December 31, 1995 and $550,000 at March 31, 1996.

Included in revenues for the years ended December 31, 1994 and 1995 are $2,098,985 and $2,572,172 of fees, invoiced to an affiliate at the Company's cost ($639,879 and $918,351 for the three months ended March 31, 1995 and 1996, respectively). In addition, selling, general and administrative services for the years ended December 31, 1994 and 1995 include $4,691 and $20,559 of fees invoiced by an affiliate at its cost ($1,622 and $14,039 for the three months ended March 31, 1995 and 1996, respectively).

8. Commitments and Contingencies

The Company has noncancellable lease agreements expiring in June 1996 for office space. The minimum lease obligation for 1996 amounts to $102,000.

Rent expense for the years ended December 31, 1994 and 1995 was $326,000 and $70,000, respectively ($15,000 and $14,000 for the three months ended March 31, 1995 and 1996, respectively).

The Company was obligated under an operating lease agreement to pay rent. However, since 1991 the amounts payable under the lease were in dispute. Through December 31, 1994, the Company accrued $600,453 of this disputed amount. In February 1996, the dispute was settled which resulted in the settlement of all past-due rent in consideration for the Company vacating the premises by June 30, 1996. A gain of $600,453 was recognized in 1995 as the accrual was no longer required. Additionally, the Company will pay $17,000 per month in rent expense for the six months in which they remain on the premises.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)





9. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash balances in two financial institutions in the New York City metropolitan area.

Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large customer base. The Company's perform ongoing credit evaluations of its customers and generally does not require collateral. The Company periodically reviews the status of its accounts receivable and, accordingly, establishes reserves for uncollectible accounts.

10. Subsequent Events

Effective May 31, 1996, all of the capital stock of CSA and two affiliated companies were sold to AFGL International, Inc. ("AFGL") at a purchase price of approximately $9,362,000 subject to adjustment.

In addition, ICP entered into an asset purchase agreement with a subsidiary of AFGL whereby AFGL purchased certain assets and assumed certain liabilities of ICP for a purchase price of $500,000.

AFGL INTERNATIONAL, INC.
================================================================================

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
[UNAUDITED]
================================================================================


        The following pro forma condensed combined balance sheet as of March 31, 1996 and the condensed combined statements of operations for the year ended December 31,1995, and the three months ended March 31, 1996 give effect to AFGL International,Inc.and subsidiaries ["AFGL" or the "Company"] acquiring, through its newly formed subsidiary, Headway Corporate Staffing Services, Inc. ["HCSSI"], (a) 100% of the common stock of (i)Irene Cohen Temps, Inc. ["ICTI"],
(ii) Certified Technical Staffing, Inc.["CTSI"] and (iii) Corporate Staffing Alternatives, Inc. ["CSAI"]; and (b) certain assets of Irene Cohen Personnel, Inc. ["ICPI"].

            The pro forma information is based on the historical financial statements of the Company and the aforementioned acquired companies, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

            The pro forma balance sheet at March 31, 1996 gives effect to the transactions as if they occurred on the balance sheet date.

            The pro forma statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 gives effect to these transactions as if they occurred at the beginning of the respective periods presented.

            The pro forma condensed combined financial statements have been prepared by the Company 's management based upon the historical financial statements of the Company, ICTI, CTSI, CSAI and ICPI. These pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the acquisitions and related financing had been in effect on the dates indicated. The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes contained elsewhere herein, and in the Company's annual report on Form 10KSB and the Company's quarterly report on Form 10QSB.



AFGL INTERNATIONAL, INC.
================================================================================
PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 1996.
[UNAUDITED]
[IN THOUSANDS]
================================================================================

                                   Historicals
                            AFGL   ICTI AND CTSI ICPI AND CSAI Pro Forma   Pro Forma
                        Consolidated  Combined   Combined      Adjustments  Combined
assets:
Cash and Cash Equivalents $   510      $  47      $ 337      $5,710 [1]       $ 1,037
                                                             10,302 [2]
                                                              (852) [3]
                                                            (9,772) [5]
                                                               (89) [6]
                                                            (5,156) [8]

Accounts Receivable [Net]   3,979       4,103     1,410       (259) [6]         9,233

Other Current Assets          807         725        18        (20) [6]          980
                                                              (550)[14]
                    ----------------  ----------  ---------    ----------  ---------
  Total Current Assets      5,296       4,875     1,765       (686)            11,250

Property and Equipment [Net]  1,401        193          5       (5) [6]         1,594

Intangibles                   1,672      1,677         --    6,798  [7]        10,147

Investments                   2,368         --         --    9,772  [5]         2,368
                                                            (9,772) [7]

Other Assets                  2,043         13         --       (3) [6]         4,662
                                                               852  [3]
                                                             1,757  [4]

  Total Assets           $   12,780 $    6,758  $   1,770 $  8,713      $       30,021
                         ========== ==========  ========= ========         ===========



AFGL INTERNATIONAL, INC.

- -------------------------------------------------------------------------------
PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 1996.
[UNAUDITED]
[IN THOUSANDS]
- -------------------------------------------------------------------------------


                                   Historicals
                            AFGL   ICTI AND CTSIICPI AND CSAI Pro Forma   Pro Forma
Consolidated              Combined   Combined    Adjustments  Combined

Liabilities and Equity:
Liabilities:
  Notes  Payable - Current $ 495      $  2,080   $ 550      $2,302  [2]       $ 2,452
                                                            (2,425) [8]
                                                              (550)[14]

  Other Current Liabilities 3,164       1,283       901      (167)  [6]         5,181

  Total Current Liabilities 3,659       3,363     1,451      (840)              7,633


Long-Term Liabilities       3,154         531       350      8,000  [2]         9,461
                                                              (350) [6]
                                                            (2,224) [8]

  Total Long-Term
   Liabilities                3,154        531        350    5,426              9,461
                         ---------- ----------  --------- --------      -----------
Minority Interest                82         --         --       --                 82
                         ---------- ----------  --------- --------      -----------

Equity:
  Preferred Stocks            3,100         --         --    6,400  [1]         9,500

  Common Stock                   46         12          5      (12) [7]           46
                                                                (5) [6]

  Additional Paid-in Capital   2,592       441                (690) [1]         3,659
                                                             1,757  [4]
                                                              (441) [7]

  Other Equity                   82         --         --       --                82

  Preferred Stock Subscribed                                  (507) [8]         (507)

  Retained Earnings              65      2,411        (36)   (2,521)[7]          65
                                                               146  [6]

  Total Equity                5,885      2,864        (31)        4,127        12,845

  Total Liabilities and
   Equity                $   12,780 $    6,758  $   1,770 $  8,713         $   30,021
                         ========== ==========  ========= ========         ===========


================================================================================
  AFGL INTERNATIONAL, INC.


PRO FORMA CONDENSED  COMBINED INCOME  STATEMENT FOR THE THREE MONTHS ENDED MARCH
31, 1996.
[UNAUDITED]
[IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS]
===============================================================================

                                  Historicals
                          AFGL ICTI AND CTSI ICPI AND CSAI Pro Forma AdjustmentsPro Forma
                      Consolidated Combined    Combined  DR        CR            Combined

Revenue-Human Resource
  Management            $  4,663  $  8,633 $  6,313 $  932[15] $    --     $  18,677

Revenue-Advisory Services    837         --       --      --                     837
                           -----        ---      ---    ----        ----         ---

  Total Revenue            5,500     8,633    6,313    932          --        19,514

Operating Expenses         4,268     8,192    6,161     85 [9]      --        17,928
                                                       131[11]
                                                        23[12]     932[15]

  Operating Income         1,232       441      152  1,171         932         1,586

Interest and Other
  Expenses [Income]           89        64       --     40[10]      --           193
                        --------  -------- -------- ------     -------     ---------

  Income Before Income
   Taxes                   1,143       377      152  1,211         932         1,393

Provision for Income
  Taxes                      536        27       --     78[13]      --           641
                        --------  -------- -------- ------     -------     ---------

  Income from Continuing
   Operations                607       350      152  1,289         932           752

Preferred Dividend
  Requirements                14        --       --     --          --            14
                        --------  -------- -------- ------     -------     ---------

Income Available for
  Common Stockholders   $    593  $    350 $    152 $1,289     $   932     $     738
                        ========  ======== ======== ======     =======     =========

Primary Income Per
  Common and Common
  Equivalent Share      $    0.10                                          $    0.09
                        =========                                          =========

Fully Diluted Income Per
  Common and Common
  Equivalent Share      $    0.08                                          $    0.07
                        =========                                          =========

Average Common and
  Common Equivalent Shares
  Outstanding - Primary 5,646,222                                          8,633,976
                        =========                                          =========

Average Common and
  Common Equivalent
  Shares Outstanding -
  Fully Diluted         7,136,751                                         11,129,989
                        =========                                         ==========



AFGL INTERNATIONAL, INC.
================================================================================

PRO FORMA CONDENSED  COMBINED  INCOME  STATEMENT FOR THE YEAR ENDED DECEMBER 31,
1995.
[UNAUDITED]
[IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS]
================================================================================

                                  Historicals
                          AFGL ICTI AND CTSI ICPI AND CSAI Pro Forma Adjustments Pro Forma
                      Consolidated Combined Combined  DR         CR             Combined

Revenue-Human Resource
  Management            $ 10,996  $ 19,658 $ 13,463 $2,593[15] $    --       $  41,524

Revenue-Advisory Services  4,496    --       --      --             --           4,496
                           -----    ---      ---    ----            --

  Total Revenue           15,492    19,658   13,463  2,593          --          46,020

Operating Expenses        14,029    18,855   13,318    340 [9]      --          44,166
                                                       522[11]
                                                                   305[12]
                                                                 2,593[15]

  Operating Income         1,463       803      145  3,455       2,898          1,854

Interest and Other
  Expenses [Income]           25        98     (597)  277 [10]     --
                        --------  -------- --------  ----        ----           (197)

  Income Before Income
   Taxes                   1,438       705      742  3,732       2,898          2,051

Provision for Income
  Taxes                      564       110        7    262[13]      --            943
                        --------  -------- -------- ------     -------       --------

  Income from Continuing
   Operations                874       595      735  3,994       2,898          1,108

Preferred Dividend
  Requirements                56        --       --    161[16]      --           217
                        --------  -------- -------- ------     -------     ---------

Income Available for
  Common Stockholders   $    818  $    595 $    735 $4,155     $ 2,898     $     891
                        ========  ======== ======== ======     =======     =========

Primary Income Per
  Common and Common
  Equivalent Share      $    0.15                                          $    0.11
                        =========                                          =========

Fully Diluted Income Per
  Common and Common
  Equivalent Share      $    0.13                                          $    0.10
                        =========                                          =========

Average Common and
  Common Equivalent Shares
  Outstanding - Primary 5,610,048                                          7,941,863
                        =========                                          =========

Average Common and
  Common Equivalent
  Shares Outstanding -
  Fully Diluted         6,942,464                                         10,872,215
                        =========                                         ==========





AFGL INTERNATIONAL, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
================================================================================

[1] To record proceeds from sale of Series C and Series D 8% Convertible Preferred Stock.

     Proceeds from sale of 150 shares of Series C       $3,000,000      [A]
     Proceeds from sale of 68 shares of Series D         3,400,000      [B]
                                                         ---------
     Subtotal                                            6,400,000
     Expenses of offering                                (690,000)
                                                         ---------
     Net Proceeds                                        5,710,000

     [A] Convertible into common stock with respect to 33% - 42 days from date of issuance, 33% - 65 days from date of issuance, and 34% - 95 days from date of issuance.

     [B] Convertible into common stock with respect to 50% - 70 days from date of issuance, and 50% - 100 days from date of issuance.

[2]  To  record   borrowings  under  the  Company's  credit  agreement  used  in connection with the acquisitions.

[3] To record costs incurred in connection with the credit agreement in [2] above.

[4] To record Series E Convertible Preferred Stock which are convertible into warrants to purchase 575,000 shares of common stock at an exercise price of $.02 per share. The Preferred Stock was issued in connection with the Company's credit agreement in [2] above and convertible commencing May 31, 1997. Such amount is based on a preliminary estimate of an independent appraisal.

[5] To record payments of $9,772,000 consisting of $9,362,000 for the purchase of ICTI, CSAI, and CTSI and $410,000 of acquisition fees.

[6]  To eliminate assets and liabilities of ICPI not acquired.

[7]  To eliminate investment in subsidiaries.

[8] To record repayment of $4,649,000 of debt and $700,000 of 8% Series A Convertible Preferred Stock utilizing borrowings under Company's credit agreement and record employee purchase of $700,000 of 8% Series A
     Convertible Preferred Stock for cash of $193,000 and notes receivable of $507,000.

[9]  To record amortization of intangibles over 20 years.

[10] To record interest expense at an assumed rate of  8.71%.

[11] To record amortization of loan acquisition costs.

[12] To record adjustment of historical salaries and administrative costs.

[13] To adjust income tax expense based on 46% effective tax rate.

[14] To eliminate intercompany loans.

[15] To eliminate intercompany sales.

[16] To reflect dividend requirements on newly issued preferred stock after giving effect to historical conversion experience and future conversion on or around the allowed conversion date.